As filed with the Securities and Exchange Commission on January 26, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Biocept, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	8071	80-0943522
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5810 Nancy Ridge Drive

San Diego, CA 92121

(858) 320-8200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael W. Nall

Chief Executive Officer and President

Biocept, Inc.

5810 Nancy Ridge Drive

San Diego, CA 92121

(858) 320-8200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Frederick T. Muto Charles J. Bair Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6142	Timothy C. Kennedy Chief Financial Officer Biocept, Inc. 5810 Nancy Ridge Drive San Diego, CA 92121 (858) 320-8200	Ralph V. De Martino Cavas S. Pavri Schiff Hardin LLP 901 K Street NW, Suite 700 Washington, DC 20001 (202) 724-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-221648)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Warrants to purchase shares of common stock(3)
Shares of common stock issuable upon exercise of Warrants	$1,666,666.50	$207.50
Total	$1,666,666.50	$207.50

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	No fee is required pursuant to Rule 457(i) under the Securities Act.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Biocept, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-221648) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on November 17, 2017, and which the Commission declared effective on January 25, 2018.

The Registrant is filing this Registration Statement with respect to the registration of additional warrants to purchase shares of common stock (the “Warrants”) and shares of common stock issuable upon exercise of the Warrants. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Cooley LLP.

23.1	Consent of Mayer Hoffman McCann P.C., an Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1(1)	Power of Attorney.

(1)	Included on the signature page of Registration Statement on Form S-1 (File No. 333-221648), filed with the Securities and Exchange Commission on November 17, 2017, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 26th day of January, 2018.

BIOCEPT, INC.

By:	/s/ Michael W. Nall
Michael W. Nall. Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael W. Nall Michael W. Nall	Chief Executive Officer, President and Director (Principal Executive Officer)	January 26, 2018

/s/ Timothy C. Kennedy Timothy C. Kennedy	Chief Financial Officer, Senior VP of Operations and Secretary (Principal Financial Officer and Principal Accounting Officer)	January 26, 2018

/s/ Marsha A. Chandler* Marsha A. Chandler	Director	January 26, 2018

/s/ Bruce E. Gerhardt* Bruce E. Gerhardt	Director	January 26, 2018

/s/ Bruce A. Huebner* Bruce A. Huebner	Director	January 26, 2018

/s/ M. Faye Wilson* M. Faye Wilson	Director	January 26, 2018

*	Pursuant to Power of Attorney

By:	/s/ Timothy C. Kennedy
Timothy C. Kennedy
Attorney-in-fact